INCENTIVE DEFERRED COMPENSATION AGREEMENT
                    -----------------------------------------


This Incentive Deferred Compensation Agreement is made effective this ____ day of _________, 1999, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Company") and TYLER DOBSON ("Dobson").

                              W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Agreement, the Company and Dobson have entered into an Employment Agreement for the employment of Dobson by Company;

WHEREAS, pursuant to Section 5(c) of said Employment Agreement, Dobson may be entitled to incentive deferred compensation in the event certain economic criteria are satisfied;

WHEREAS, the parties wish to define the terms governing the incentive deferred compensation in the event the economic criteria and the terms and conditions of the Employment Agreement are satisfied.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

1. In the event Dobson satisfies the economic criteria set forth in the Employment Agreement for such year and is entitled to incentive deferred compensation, the incentive deferred compensation shall be governed by the terms of this Agreement.

2. In the event Dobson should die or become disabled during the term of the Employment Agreement, or if the Employment Agreement is not renewed by Company at the expiration of the initial term or any renewal term, all incentive deferred compensation earned shall be vested in full and shall be payable to Dobson and/or his designated beneficiary at that time. For purposes of this Paragraph, the term "disabled" shall have the meaning set forth in said Employment Agreement.

3. In the event Dobson discontinues employment with the Company during the initial term or any renewal term of this Employment Agreement or if Dobson does not renew the Employment Agreement at the expiration of the initial term or any renewal term and such discontinuation of employment is not a result of Dobson becoming disabled, the vested portion of his deferred compensation account will be paid to him at said time and all non-vested amounts will be forfeited. Provided, however, if Dobson would violate the terms of his covenant not to compete and confidentiality agreement as set forth in Sections 8 and 9 of his Employment Agreement, the vested portion of his deferred compensation account will likewise be forfeited. The incentive deferred compensation shall vest according to the following schedule:

     Years  of  Service  With  Company  or  its       Percentage  of  Vested
     ------------------------------------------       ----------------------
     Subsidiaries  from  the  Effective  Date               Interest
     ----------------------------------------               --------
             of  This  Agreement
             -------------------

          Less  than  1  year                                 0%
          One  year                                          20%
          Two  years                                         40%
          Three  years                                       60%
          Four  years                                        80%
          Five  years                                       100%

This vesting schedule shall apply separately to each year that incentive deferred compensation is earned by Dobson upon the satisfaction of the economic criteria set forth in the Employment Agreement.

By way of illustration, if Dobson satisfied the economic criteria for years 1 and 2 of the Agreement, at the end of year 2, Dobson would be 40% vested as to the incentive deferred compensation credited in year 1 and 20% vested as to the incentive deferred compensation credited in year 2.

4. No deferred compensation shall be paid under the terms of this Agreement in the event Dobson is discharged from the service of the Company for cause. For purposes of this Paragraph, the term "cause" shall have the meaning set forth in Section 10(a)(iii) of said Employment Agreement

5. Dobson shall not have the right to commute, sell, transfer, assign or otherwise convey the right to receive any payments under the terms of this Agreement. Any such attempted assignment or transfer shall terminate this Agreement and the Company shall have no further liability hereunder.

6. It is the intention of the parties that the incentive deferred compensation to be payable to Dobson hereunder (if applicable) shall be includable for Federal Income Tax purposes in his, or such beneficiary's gross income only in the taxable year in which he or the beneficiary actually receives the payment and Company shall be entitled to deduct such incentive deferred compensation as a business expense in its Federal Income Tax return in the taxable year in which such payment is made to Dobson or his beneficiary.

7. Nothing contained in this Agreement shall in any way affect or interfere with the right of Dobson to share or participate in a retirement plan of the Company or any profit sharing, bonus or similar plan in which he may be entitled to share or participate as an employee of the Company.

8. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of Dobson and the successors and assigns of Company. This Agreement shall not be modified or amended except in writing signed by both parties.

9. This Agreement shall be subject to and construed under the laws of the Commonwealth of Kentucky.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                              POMEROY  COMPUTER  RESOURCES,  INC.




                              By:___________________________________________
                                 Stephen E. Pomeroy, Chief Financial Officer



                              ______________________________________________
                              TYLER  DOBSON